UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

January 31, 2016

Date of Report (Date of Earliest event reported)

ENERGIZER TENNIS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-182199	99-0377575
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 City Blvd. West, 17th Floor, Orange, CA 92868
(Address of principal executive offices)

Registrant's telephone number, including area code:	714-656-0096

________________________N/A ___________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a)

Not applicable.

(b)

Effective January 31, 2016, Robert Thompson resigned as the Company’s President, CEO, Secretary and Treasurer/CFO.  The resignation was not the result of any disagreement with the Company or its management relating to the operation of the Company.

(c)

(1) Effective January 31, 2016, the Company appointed Randy Hatch as President, Secretary and Treasurer/CFO.

(2)  See (d)(4) below.

(3)  Not applicable.

(d)

(1)  Effective January 31, 2016, the Company’s Board of Directors elected Randy Hatch as a director of the Company.

(2)  Not applicable.

(3)  Not applicable.

(4)  Randy Hatch, 57.  Mr. Hatch has 35 years of experience in the transportation and logistics business.  He began his career in the transportation industry in 1973 with Interstate Freight Systems where he served as a General Manager/Vice President from 1976 until 1988.  In 1989, he formed his own transportation/logistics firm, RLH Trucking and Transportation where he served as President until 2006, in which capacity he consulted with leading a number of industry leading companies including FedEx, UPS, Roadway and DHL. From 2006 to present Mr. Hatch has served as a regional manager for Yellow Transportation.

(e)

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2016 ENERGIZER TENNIS, INC. By: /s/ Randy Hatch Name: Randy Hatch Title: President